UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2008

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Cord Blood America, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite 770, Santa Monica, CA  90401

 (Address of Principal Executive Office) (Zip Code)

(310) 432-4090

 (Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2008, Cord Blood America, Inc., a Florida corporation (the “Company”), issued a 7% Convertible Debenture in the principal amount of $160,000 (the “Debenture”) to Tangiers Investors, LP, a limited partnership (the “Holder”). The Debenture was issued to the Holder to reimburse it for reduction in equivalent share amount for the commitment fee in the Securities Purchase Agreement of June 27, 2008 and consulting services. The interest rate of the Debenture is 7% per annum and principal and interest on the Debenture must be paid on March 28, 2010. The Debenture is convertible into shares of the Company’s common stock at amount of shares of Common Stock equal to the lesser of (i) $.01, or (ii) 90% of the average of the of the bid price daily volume weighted average price of the Company’s Common Stock during the five (5) consecutive Trading Days prior to Holder’s election to convert.

The Debentures contain certain covenants by the Company, including that:

the Company shall cause its transfer agent to issue shares to the Holder upon conversion of the Debenture within three business days of the Company’s receipt of a conversion notice;

while the Debenture is outstanding, the Company shall pay, extend or discharge at or before maturity all of its respective material obligations and liabilities; and

While the Debenture shall be outstanding, the Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder’s expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

Events of Default under the Debentures include but are not limited to the following:

if any of the representations, warranties or covenants made by the Company in the Debenture are false or misleading n any material respect as of the closing date for the issuance of the Debenture.

if the Company shall default in the payment of principal of or interest due on the Debenture;

if the Company or a significant subsidiary files for bankruptcy; and

if any monetary judgment is entered against the Company in excess of $100,000.

If an Event of Default occurs and is continuing, then and in every such case the Holder may, in Holder’s sole and absolute discretion, by a notice in writing to the Company, declare that any or all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration the Debenture or such portion thereof, as applicable, shall become immediately due and payable in cash at a price of one hundred fifty percent (150%) of the principal amount of the Debenture together with all accrued and unpaid interest thereon to the date of payment; provided, however, in the case of any Event of Default described in clauses (iii), (iv), (v) or (vii) of Section 6.1 of the Debenture, all amounts owing or otherwise outstanding under the Debenture automatically shall become immediately due and payable without the necessity of any notice or declaration.

The holders of the Debentures shall not have the right to convert the Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). The Holder, upon 61 days written notice to the Company, may (i) increase the Beneficial Ownership Limitation provided that it does not exceed 9.99% of the Company’s common stock or (ii) remove the Beneficial Ownership Limitation under the Debenture.

The foregoing description of the Debenture does not purport to be complete and is qualified in its entirety by reference to this agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c)

Shell companies transactions

Not applicable.

(d)

Exhibits

Exhibit No.	Description
10.1	7% Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: November 10, 2008	By:	/s/ MATTHEW SCHISSLER
	Time:	Matthew Schissler Chief Executive Officer
Title:

EXHIBIT INDEX

Exhibit No.	Description
10.1	7% Convertible Debenture